                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87014) pertaining to the Teledyne Technologies Incorporated 2002 Stock Incentive Plan, Registration Statement (Form S-8 No. 333-94739) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan, Registration Statement (Form S-8 No. 333-91781) pertaining to the Teledyne Technologies Incorporated Executive Deferred Compensation Plan, Registration Statement (Form S-8 No. 333-91785) pertaining to the Teledyne Technologies Incorporated 401(k) Plan, Registration Statement (Form S-8 No. 333-91787) pertaining to the Teledyne Technologies Incorporated Stock Purchase Plan, Registration Statement (Form S-8 No. 333-104712) pertaining to the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan, Registration Statement (Form S-8 No. 333-91791) pertaining to the Teledyne Technologies Incorporated Non-Employee Director Stock Compensation Plan, Registration Statement (Form S-8 No. 333-46630) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan and Registration Statement (Form S-8 No. 333-33878) pertaining to the Teledyne Technologies Incorporated 401(k) Plan of our reports dated February 18, 2005, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated, Teledyne Technologies Incorporated management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Teledyne Technologies Incorporated, included in this Annual Report (Form 10-K) for the year ended January 2, 2005.

                                                /s/ Ernst & Young LLP

      Los Angeles, California

      February 28, 2005